SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________________

FORM 8-K
_________________________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
April 11, 2022
_________________________________________________

SCIENTIFIC INDUSTRIES, INC.
_________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-6658	04-2217279
(State or other Jurisdiction)	(Commission File Number)	(IRS Employer No.)

80 Orville Drive
Bohemia, New York 11716
__________________________________________________
(Address of principal executive offices)

(631) 567-4700
__________________________________________________
(Registrant's telephone number, including area code)

Not Applicable
__________________________________________________
(Former name or former address, if changed since last report)

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(c) Effective April 11, 2022, Scientific Industries, Inc. (the “Company”), hired Reginald Averilla as its Chief Financial Officer, replacing Helena R. Santos in that role, which she had held since August 2002. Mr. Averilla, age 44, brings to the Company over 10 years of financial accounting and management experience, including private and public company governance and mergers and acquisitions.  From July 2020 to April 2022, Mr. Averilla served as VP Controller of Medical Knowledge Group, a privately held company that provides marketing solutions in the biopharmaceutical industry. From 2017 to July 2020, Mr. Averilla served as VP Controller for Film Expo Group, a privately held company that organizes events in the motion picture industry. Prior to 2017, Mr. Averilla served as the Assistant Controller to SFX Entertainment, previously a publicly-traded company that produces live events and digital entertainment content focused. Mr. Averilla received his B.S. in Accounting from CUNY Hunter College and is a Certified Public Accountant.

(e) Upon the commencement of his employment, Mr. Averilla will receive an annual salary of $170,000 and be eligible to receive a discretionary bonus of 10% of his base salary. Mr. Averilla will be granted options to purchase 20,000 shares of the Company’s common stock, which options shall vest over a four-year period, beginning with a 25% vest on the first anniversary of the grant date and the remainder thereafter in equal monthly installments, in accordance with the Company’s 2022 Equity Incentive Plan.

ITEM 9.01 Financial Statements and Exhibits

(a),(b),(c) not applicable

(d) Exhibits

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTIFIC INDUSTRIES, INC.

Date: April 13, 2022	By:	/s/ Helena R. Santos
Helena R. Santos,
President and Chief Executive Officer